Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael D. Dale, Michael R. Kramer and Deborah K. Chapman, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to execute and/or file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to all of ATS Medical, Inc.’s registration statements that are currently effective, with all exhibits thereto and other documents in connection therewith, including the following:
1.	Post-Effective Amendment No. 6 to the Registration Statement on Form S-3 (File No. 333-129521) pertaining to the 6% Convertible Senior Notes due 2025, warrants to purchase shares and shares issuable upon conversion of notes and exercise of warrants;
2.	Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-125795) pertaining to the ATS Medical, Inc. 2000 Stock Incentive Plan and shares issuable upon exercise of options;
3.	Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-117332) pertaining to the shares issuable upon exercise of options;
4.	Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-117331) pertaining to the shares to be sold by certain selling shareholders;
5.	Post-Effective Amendment No. 4 to the Registration Statement on Form S-3 (File No. 333-108150) pertaining to the shares to be sold by certain selling shareholders;
6.	Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-107560) pertaining to the ATS Medical, Inc. 2000 Stock Incentive Plan, the 1998 Employee Stock Purchase Plan and the shares issuable upon exercise of options;
7.	Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-43360) pertaining to the shares to be sold by certain selling shareholders;
8.	Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-39288) pertaining to the shares to be sold by certain selling shareholders;
9.	Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-49985) pertaining to the ATS Medical, Inc. 1987 Stock Option and Award Plan; and
10.	Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-33017) pertaining to the shares to be sold by certain selling shareholders.

     IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 12th day of August, 2010, by the following persons:

Signature	Title
/s/ Michael D. Dale Michael D. Dale	Chief Executive Officer, President and Chairman of the Board of Directors (principal executive officer)
/s/ Michael R. Kramer Michael R. Kramer	Chief Financial Officer (principal financial and accounting officer)
/s/ Steven M. Anderson Steven M. Anderson	Director
/s/ Robert E. Munzenrider Robert E. Munzenrider	Director
/s/ Guy P. Nohra Guy P. Nohra	Director
/s/ Eric W. Sivertson Eric W. Sivertson	Director
Theodore C. Skokos	Director
/s/ Martin P. Sutter Martin P. Sutter	Director